UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2014

AETHLON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-21846 (Commission File Number)	13-3632859 (IRS Employer Identification Number)

8910 University Center Lane, Suite 660 San Diego, California (Address of principal executive offices)	92122 (Zip Code)

Registrant’s telephone number, including area code: (858) 459-7800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively, the "Filings") contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the Filings the words "anticipate,” "believe," "estimate," "expect," "future," "intend," "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward-looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

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ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 31, 2014, Aethlon Medical, Inc. (“Registrant” or the “Company”) entered into separate Amendments to Convertible Notes and Warrants (collectively, the “Amendments”) with three accredited investors (collectively, the “Investors”) who own certain convertible promissory notes (collectively, the “Notes”) and warrants (collectively, the “Warrants”) previously issued by the Company on various dates between December 5, 2007 and September 23, 2011. The issuances of the Notes and Warrants were previously reported by the Company on Current Reports on Form 8-K dated December 11, 2007, August 25, 2009, September 3, 2010, April 7, 2011 and September 28, 2011.

Prior to the Amendments, the Notes were past maturity and were in default, resulting in the accrual of interest at the applicable default interest rate. The Amendments extended the maturity date of each of the Notes to April 1, 2016, which permits the Company to classify them as long-term liabilities. As a result of the Amendments, the Notes are no longer in default and the non-default interest rate for all of the Notes was set at twelve percent (12%) per annum, which represents a reduction from the default interest rates of fifteen percent (15%) and eighteen percent (18%) at which interest had been accruing. By entering into the Amendments, the Company also agreed to increase the currently outstanding principal amount of the Notes by 12% from a total of $693,260 to a total of $776,451.

During the period from October 2011 to February 2014, the Investors had converted, at conversion prices between $.0546 and $.07 per share, portions of principal and interest outstanding under the Notes and certain other convertible promissory notes previously issued to them by the Company. Certain antidilution provisions applicable to such notes should have resulted in such conversions being effected at a conversion price of $.042 per share. Accordingly, pursuant to the Amendments, the Company issued to the investors an aggregate of 4,507,105 shares of the Company’s Common Stock, which represents the additional shares of Common Stock that would have been issued to the Investors had such conversions been effected at $.042 per share.

The Amendments also provide that if all of the Company’s currently outstanding promissory notes and warrants that contain antidilution adjustment provisions (other than the Investors’ Notes and Warrants) are amended to remove, or the holders thereof waive, such provisions, then any similar antidilution provisions in the Investors’ Notes and Warrants will automatically be deemed removed. In addition, for so long as the Investors’ Notes and Warrants are outstanding, the Company will not be permitted to issue any Common Stock or Common Stock equivalents (or modify, with equivalent effect, any outstanding Common Stock or Common Stock equivalents) at a lower price than the then-current conversion price of the Notes and exercise price of the Warrants (with certain issuances to be excepted from this general provision). If the Company's other note and warrant holders agree to waive the antidilution provisions of their securities on the same basis as agreed to by the Investors, then the Company will no longer be required to report a derivative liability in its financial statements with the accompanying quarterly adjustments to its financial statements and will transfer the amount shown as a derivative liability to equity.

The Amendments also set the conversion price of the Notes, as well as the exercise price at which shares of the Company’s Common Stock can be purchased under the Warrants, at $.042 per share. By virtue of the Amendments, the expiration dates of the Warrants also were extended from dates between September 3, 2015 and September 23, 2016 to January 1, 2017.

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirely by the form of Amendment of Convertible Notes and Warrants attached hereto as Exhibit 10.1, which is incorporated herein by reference.

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ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth under Item 1.01 of this report is incorporated by this reference into this Item 2.03.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth under Item 1.01 of this report is incorporated by this reference into this Item 3.02.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
10.1	Form of Amendment to Convertible Notes and Warrants dated March 31, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETHLON MEDICAL, INC.

By: /s/ James B. Frakes
James B. Frakes
Dated: April 4, 2014	Chief Financial Officer

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